UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

PZENA INVESTMENT MANAGEMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Leading Independent Proxy Advisory Firm ISS Recommends Pzena Stockholders Vote “FOR” Transaction to Become Private Company

New York, October 13, 2022 – Pzena Investment Management, Inc. (NYSE: PZN) (“PZN”) today announced that leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that stockholders vote “FOR” the adoption of the merger agreement pursuant to which Pzena will become a private company. The special meeting of stockholders to vote on the transaction will take place virtually on October 27, 2022, at 10:00 a.m. Eastern Time.

In its October 12, 2022 report, ISS noted1:

•	“The all-cash consideration delivers liquidity and certain value to holders of a thinly-traded stock.”

•	“The merger consideration represents a substantial premium of 49.1 percent over the price on the day prior to the announcement.”

•	“The outperformance since the transaction announcement implies that there is downside risk if the deal is not completed.”

•

“… the transaction warrants support because of the lack of actionable alternatives to deliver a reasonably certain superior value, the substantial portion of PZN’s outperformance that can be attributed to the deal premium, and the liquidity and certainty of value of the proposal relative to remaining a publicly-traded operating company.”

The board of directors of the Company (other than the directors who recused themselves due to their affiliation with PIM, LLC and/or their interests in the transaction) recommends that stockholders vote “FOR” all transaction related proposals.

The record date for the special meeting is September 16, 2022. Stockholders of record as of the close of business on the record date are entitled to vote at the special meeting. Stockholders may obtain a copy of the proxy statement and other relevant documents filed by Pzena on the SEC’s website, www.sec.gov, or by visiting the investor relations section of Pzena’s website, www.pzena.com.

In the definitive proxy, investors can find instructions on how to join the webcast and voting procedures. There are several ways to vote and it is important that investors understand their options. Whether or not investors attend the special meeting, the Special Committee recommends voting “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal. If stockholders need assistance in voting their shares, they should reach out to MacKenzie Partners at (800) 322-2885.

The transaction is expected to close in the fourth quarter of 2022, subject to approval by PZN stockholders, including a special approval of holders of a majority of the Class A shares not held by persons who will remain as investors in PIM following the closing.

[1]	Permission to use quotes neither sought nor obtained.

Forward-looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which PZN operates; new federal or state governmental regulations; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN filed a definitive proxy statement (the “Proxy Statement”) with the SEC on September 27, 2022. PZN commenced mailing the Proxy Statement and a proxy card to its stockholders on or about September 27, 2022. This communication does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the Proxy Statement and all other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference in the Proxy Statement because they contain or will contain important information about the proposed merger. Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2022 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger has been included in the Proxy Statement and may be included in other relevant materials PZN files with the SEC.

Contact

Jessica Doran, 212-355-1600 or doran@pzena.com